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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

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                        BridgeStreet Accommodations, Inc.
       -------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

       -------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[BRIDGESTREET LOGO]

NEWS RELEASE

FOR IMMEDIATE RELEASE



                        BRIDGESTREET ACCOMMODATIONS, INC.
                             ANNOUNCES 1999 RESULTS



         CLEVELAND, OH (March 29, 2000) BridgeStreet Accommodations, Inc. (AMEX:
BDS) today announced a net loss of $64,000 or ($0.01) per share for the year ended December 31, 1999. This compares to net income of $1.5 million or $0.18 per share for the year ended December 31, 1998. Revenues for the year ended December 31, 1999 were $95.4 million, as compared to $96.7 million reported for the year ended December 31, 1998. Earnings before interest, tax, depreciation and amortization (EBITDA) for the year ended December 31, 1999, was $4.2 million, as compared to $5.7 million for the year ended December 31, 1998.

         For the fourth quarter of 1999, the company reported a net loss of $924,000 or ($0.11) per share on revenues of $23.4 million. This compares to fourth quarter of 1998 when the company reported net income of $488,000, or $0.06 per share on revenues of $24.9 million.

         On March 24, 2000, BridgeStreet announced it had reached an agreement to be acquired by MeriStar Hotels & Resorts, Inc. in a merger in which each outstanding share of BridgeStreet would be exchanged for $1.50 in cash plus 0.5 shares of MeriStar common stock. Total consideration per share of BridgeStreet is estimated to be approximately $3.00. The merger is subject to approval of the stockholders of BridgeStreet and other customary conditions.

         The $35 million projected aggregate value of the transaction includes $24 million for the approximately 8 million outstanding shares of BridgeStreet common stock plus $11 million to retire BridgeStreet's existing debt.


                                     -more-


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Page -2-
March 29, 2000
Press Release - BridgeStreet Accommodations, Inc.
Announces 1999 Results


         John Danneberg, president and chief executive officer, stated, "MeriStar's financial and marketing resources will enhance BridgeStreet's ability to expand its domestic and international operations. With the focus on the Fortune 2000 business traveler and major consulting companies, there are good marketing synergies between the two companies."

         BridgeStreet offers upscale, fully furnished apartments, townhouses and condominiums primarily for business travelers and relocating corporate executives who need lodging for one night up to several months or more. The company's diverse customer base centers on fortune 2000 corporations, professional service firms, and travel-wise individuals. BridgeStreet's toll-free number is 1-800-B-STREET for calls from the U.S. or Canada. More information is available on the company's web site at www.bridgestreet.com.

         MeriStar Hotels & Resorts operates 235 hospitality and leisure properties with more than 46,000 rooms and 10 golf courses in 34 states, the District of Columbia, Canada, Puerto Rico, and the Caribbean. For more information about MeriStar Hotels & Resorts, visit MeriStar's web site at www.meristar.com.

         This release contains forward-looking statements, which involve risks and uncertainties. The company's actual results may differ significantly from results discussed in the forward-looking statements due to a number of important factors, including, but not limited to, the company's planned rapid expansion, risks related to acquisition financing, dependence on third parties, market acceptance of the company's brand name, and factors affecting travel. These factors are more fully discussed in the company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission (File No. 333-39187).

         ALL STOCKHOLDERS OF BRIDGESTREET ARE URGED TO READ BRIDGESTREET'S PROXY STATEMENT RELATING TO THE SPECIAL MEETING OF BRIDGESTREET'S STOCKHOLDERS THAT WILL BE CALLED FOR THE PURPOSE OF APPROVING THE MERGER WHEN THE PROXY STATEMENT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION DESCRIBED IN THIS PRESS RELEASE. SUCH


                                     -more-


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Page -3-
March 29, 2000
Press Release - BridgeStreet Accommodations, Inc.
Announces 1999 Results


INFORMATION WILL INCLUDE THE STOCK OWNERSHIP AND OTHER INTERESTS IN THE TRANSACTION OF BRIDGESTREET'S DIRECTORS AND EXECUTIVE OFFICERS, WHO WILL BE PARTICIPATING IN THE SOLICITATION OF PROXIES RELATED TO THE TRANSACTION, AND MERISTAR'S EXECUTIVE OFFICERS, WHO MAY BE PARTICIPATING IN THE SOLICITATION OF SUCH PROXIES.

         ONCE COMPLETED, BRIDGESTREET WILL MAIL ITS PROXY STATEMENT TO EACH OF ITS STOCKHOLDERS. THE COMPANY'S PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS, WILL BE AVAILABLE FOR FREE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE (WWW.SEC.GOV). FURTHER, WHEN THEY ARE AVAILABLE, THE COMPANY'S NOTE OF MEETING AND PROXY STATEMENT WILL BE AVAILABLE FOR FREE FROM THE COMPANY BY CONTACTING INVESTOR RELATIONS AT 330-405-6060.

                                      * * *

For further information contact:   BridgeStreet Accommodations, Inc.
                                   John E. Danneberg, President and CEO,
                                   (330) 405-6060
                                   www.bridgestreet.com
                                   --------------------

                        BRIDGESTREET ACCOMMODATIONS,INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except share amounts)

                                                                 THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                                    DECEMBER 31,                  DECEMBER 31,
                                                             -------------------------     -------------------------
                                                                1999           1998           1999           1998
                                                             ----------     ----------     ----------     ----------

Revenues                                                     $   23,350     $   24,910     $   95,408     $   96,667

Operating Expenses:
     Cost of services                                            17,776         18,676         70,319         71,310
     Selling, general and administrative expense                  6,194          4,916         22,752         20,026
     Goodwill amortization expense                                  322            297          1,264          1,098
     Management restructuring (note 1)                               --             --             --          1,330
                                                             ----------     ----------     ----------     ----------
        Total operating expenses                                 24,292         23,889         94,335         93,764
                                                             ----------     ----------     ----------     ----------
        Operating income (loss)                                    (942)         1,021          1,073          2,903

        Other income                                               (185)           (60)          (482)          (177)
                                                             ----------     ----------     ----------     ----------
     Income (loss) before provision for income taxes             (1,127)           961            591          2,726
     Provision for (benefit of) income taxes (note 2)              (203)           473            655          1,267
                                                             ----------     ----------     ----------     ----------
     Net income                                              $     (924)    $      488            (64)    $    1,459
                                                             ==========     ==========     ==========     ==========

     Net income (loss) per share before management
       restructuring expense                                 $    (0.11)    $     0.06     $    (0.01)    $     0.27
                                                             ==========     ==========     ==========     ==========

     Basic and dilutive net income (loss) per share          $    (0.11)    $     0.06     $    (0.01)    $     0.18
                                                             ==========     ==========     ==========     ==========

     Weighted average shares outstanding - basic              8,169,835      8,123,306      8,169,835      8,123,306
     Weighted average shares outstanding - dilutive           8,169,835      8,123,306      8,169,835      8,123,306


Note 1. Management restructuring charge represents a non-recurring charge for expenses associated with a senior management realignment.

Note 2. The income tax provision for the years ended December 31, 1999 and 1998 do not give tax benefit for non-deductible goodwill amortization expense.